UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (Date of earliest event reported) March 23, 2005 (March 17, 2005)

Aflac Incorporated

(Exact name of registrant as specified in its charter)

GEORGIA	001-07434	58-1167100
(State or other jurisdiction	(Commission	(IRS Employer Identification No.)
of incorporation)	File Number)

1932 Wynnton Road, Columbus, Georgia		31999
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: 706.323.3431

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

     (c)  AFLAC Incorporated is providing its press release dated March 17, 2005 announcing the promotion of Mr. Akitoshi Kan to President of Aflac Japan and the appointment of Mr. Charles Lake to Vice Chairman of Aflac Japan, herein as Exhibit 99.1. These appointments will be effective April 1, 2005. Mr. Kan will retain his position as Chairman of Aflac International.

     Mr. Kan, 57, has been Chairman, Aflac International, Inc. since January 2005; Chief Operating Officer, Aflac Japan since January 2005; Executive Vice President, Director of U.S. Internal Operations, Aflac, from January 2000 until December 2004; Deputy Chief Financial Officer, Aflac Incorporated, from April 1999 until September 2000. No amendments have been or are expected to be made to Mr. Kan's employment agreement in connection with this promotion.

     As reported by the Company in its Current Report on Form 8-K dated November 19, 2004, as amended by the Form 8-K/A dated February 7, 2005, the Company executed an amendment to its employment agreement with Mr. Akitoshi Kan on February 1, 2005. The amendment, which was effective January 1, 2005, amended Mr. Kan's previous employment agreement dated April 1, 2001 to reflect the change in his purpose and employment, duties and the performance thereof. The other provisions of Mr. Kan's 2001 employment agreement remained unchanged. Mr. Kan's 2001 employment agreement has a three-year term, unless extended or terminated. It also includes a provision for automatic one-year extensions, if not terminated sooner. Mr. Kan's 2001 employment agreement provides for an annual base salary of $325,000, which may be increased annually by the chief executive officer. He is eligible to receive performance bonus compensation with a minimum target level of 75% of base salary. He is also eligible to receive additional discretionary bonuses approved by the chief executive officer or the board of directors. Mr. Kan may be awarded stock options under plans for selected key employees and directors. The employment agreement contains confidentiality, non-compete and change-in-control provisions and may be terminated at-will by either party. This description of Mr. Kan's employment agreement and the amendment thereto is qualified in its entirety by reference to the full text of the employment agreement and the amendment thereto which is incorporated herein by reference to Exhibit 10.1 of the Company's Form 8-K/A dated February 7, 2005.

     Mr. Lake, 43, has been President, Aflac Japan, since January 2003; Deputy President, Aflac Japan, from July 2001 until December 2002; Senior Vice President, Aflac Japan, General Counsel, Legal and Compliance from January 2001 until June 2001; Vice President and Counsel, Aflac Japan, from June 1999 until December 2000. No changes have been or are expected to be made to Mr. Lake's employment agreement in connection with this promotion.

     On January 1, 2002, the Company entered into an employment agreement with Mr. Charles D. Lake II, Deputy President, AFLAC Japan, effective January 1, 2002. The agreement has a six-year term, unless extended or terminated. Mr. Lake's employment agreement provides for an annual base salary of $300,000 in 2002; $333,000 in 2003; and commencing in 2004, his salary may be increased annually by the chief executive officer. The employment agreement also includes a provision for the continuance of an annual cost of living allowance. Mr. Lake is eligible to receive performance bonus compensation with a minimum target level of 65% of base salary. He is also eligible to receive additional discretionary bonuses approved by the chief executive officer or the board of directors. Mr. Lake's employment agreement provides for a deferred compensation arrangement. This arrangement is in lieu of his participation in the Company's Supplemental Executive Retirement Plan or AFLAC Japan's retirement program. The employment agreement also provides for an award of stock options to purchase the Company's common stock under the Company 's Stock Option Plans equal to $2.5 million of fair market value of the Company 's stock based on procedures outlined in the employment agreement. The employment agreement contains confidentiality, non-compete and change-in-control provisions and may be terminated at-will by either party. This description of Mr. Lake's employment agreement is qualified in its entirety by reference to the full text of the employment agreement which is incorporated herein by reference to Exhibit 10.6 of the Company's Annual Report on Form 10-K for the 2003 fiscal year.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS
(c)	Exhibits.

	10.1	-

Aflac Incorporated Employment Agreement with Akitoshi Kan, dated April 1, 2001, and the amendment thereto dated February 1, 2005 - incorporated by reference to Exhibit 10.1 of the Form 8-K/A dated February 7, 2005 (File No. 001-07434).

	10.2	-

Aflac Incorporated Employment Agreement with Charles D. Lake, II, dated January 1, 2002 - incorporated by reference to Exhibit 10.6 of the Company's Annual Report on Form 10-K for the 2003 fiscal year (File No. 001-07434).

	99.1	-	Press release of Aflac Incorporated dated March 17, 2005.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AFLAC Incorporated

March 23, 2005	/s/ Ralph A. Rogers, Jr.

(Ralph A. Rogers, Jr.)
Senior Vice President, Financial Services
Chief Accounting Officer

EXHIBIT INDEX
10.1	-

Aflac Incorporated Employment Agreement with Akitoshi Kan, dated April 1, 2001, and the amendment thereto dated February 1, 2005 - incorporated by reference to Exhibit 10.1 of the Form 8-K/A dated February 7, 2005 (File No. 001-07434).

10.2	-

Aflac Incorporated Employment Agreement with Charles D. Lake, II, dated January 1, 2002 - incorporated by reference to Exhibit 10.6 of the Company's Annual Report on Form 10-K for the 2003 fiscal year (File No. 001-07434).

99.1	-	Press release of Aflac Incorporated dated March 17, 2005.